Exhibit 10.1

AMENDMENT NO. 3 TO

UNCOMMITTED CREDIT AGREEMENT

This AMENDMENT NO. 3 TO UNCOMMITTED CREDIT AGREEMENT, is made October 31, 2014 (this “Amendment”), by and between TEXADIAN ENERGY, INC., a Delaware corporation (“Texadian”), TEXADIAN ENERGY CANADA LIMITED, an Alberta corporation (“Texadian Canada” and together with Texadian, the “Borrowers” and each a “Borrower”), the Lenders and Issuing Banks listed on the signature pages hereto (the “Lenders”), and BNP PARIBAS, a bank organized under the laws of France, as Administrative Agent for the Lenders and the Issuing Banks (in such capacity together with its successors and assigns in such capacity, the “Administrative Agent”). Each initially capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement described below.

W I T N E S S E T H:

WHEREAS:

A. The Borrowers, the Administrative Agent, the Collateral Agent, and the Lenders party thereto have entered into that certain Uncommitted Credit Agreement dated as of June 12, 2013 (as amended, restated, and modified from time to time, the “Credit Agreement”);

B. The Borrowers have requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement; and

C. The parties hereto wish to amend certain provisions of the Credit Agreement as set forth and subject to the terms and conditions contained herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. Amendments to Credit Agreement.

1.1 This Amendment shall be deemed to be an amendment to the Credit Agreement and shall not be construed in any way as a replacement or substitution therefor. All of the terms and conditions of, and terms defined in, this Amendment are hereby incorporated by reference into the Credit Agreement as if such terms and provisions were set forth in full therein.

1.2 A new definition of “Anti-Corruption Laws” is hereby added to Section 1.1 of the Credit Agreement to read in its entirety as follows:

“Anti-Corruption Laws”: as defined in Section 5.24 of this Agreement.

1.3 A new definition of “Anti-Terrorism and Sanctions Law” is hereby added to Section 1.1 of the Credit Agreement to read in its entirety as follows:

“Anti-Terrorism and Sanctions Law”: (i) any Requirement of Law related to money laundering or financing terrorism including the Patriot Act, The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq.) (“TWEA”) and Executive Order 13224 (effective September 24, 2001) each as amended or supplemented from time to time, or any successor statute or other Requirement of Law with materially the same purpose(s) and (ii) any Requirement of Law concerning economic sanctions, including embargoes, export restrictions, the ability to make or receive international payments, the freezing or blocking of assets of targeted Persons, the ability to engage in transactions with specified persons or countries, or the ability to take an ownership interest in assets of specified Persons or located in a specified country, including any Requirements of Law threatening to impose economic sanctions on any Person for engaging in proscribed behavior.

1.4 The definition of “Elected Facility Amount” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Elected Facility Amount”: subject to increase or reduction pursuant to Section 2.7(b) of this Agreement, the principal amount of $50,000,000; notwithstanding anything herein to the contrary, during the Temporary Maximum Availability Time the Elected Facility Amount shall be $85,000,000.

1.5 The definition of “Maximum Availability” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Maximum Availability”: subject to increase pursuant to Section 2.7(a) of this Agreement, the principal amount of $50,000,000; notwithstanding anything herein to the contrary, during the Temporary Maximum Availability Time the Maximum Availability shall be $85,000,000.

1.6 The definition of “Net Working Capital” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Net Working Capital”: as of the date of determination, a amount equal to (a) Texadian’s Consolidated Current Assets minus (b) Texadian’s Consolidated Current Liabilities minus (c) the aggregate amount of Texadian’s Consolidated Subordinated Indebtedness that would be classified on a consolidated balance sheet of Texadian as current liabilities; provided, however, that the amount deducted pursuant to clause (c) hereof may at no time exceed 50% of the total calculated amount of Net Working Capital minus (d) all intercompany receivables owing by Texadian or any of its Subsidiaries to any of its Affiliates and any amounts derived from investments in Affiliates.

1.7 A new definition of “OFAC” is hereby added to Section 1.1 of the Credit Agreement to read in its entirety as follows:

“OFAC”: the Office of Foreign Assets Control of the U.S. Department of the Treasury.

1.8 The definition of “Revolving Credit Termination Date” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Credit Termination Date”: the earliest of (i) May 11, 2015, (ii) the date the Administrative Agent at the direction of the Required Lenders makes demand for payment of all Obligations and terminates the Uncommitted Participation Amounts, or (iii) the date all Uncommitted Participation Amounts are terminated for any other reason.

1.9 A new definition of “Sanctioned Country” is hereby added to Section 1.1 of the Credit Agreement to read in its entirety as follows:

“Sanctioned Country”: any country or territory subject to economic sanctions or trade restrictions of France, the United Nations, the European Union, the United Kingdom, or the United States that broadly prohibit or restrict dealings with such country, including without limitation as of the Closing Date, Cuba, Iran, North Korea, Sudan, and Syria.

1.10 A new definition of “Sanctioned Target” is hereby added to Section 1.1 of the Credit Agreement to read in its entirety as follows:

“Sanctions Target”: any Person with whom dealings are restricted or prohibited under the Anti-Terrorism and Sanctions Laws of France, the United Nations, the European Union, the United Kingdom, or the United States, including (a) any Person identified in any list of sanctioned Persons maintained by: (i) the French Government; (ii) any committee of the United Nations Security Council; (iii) the European Union; (iv) HM Treasury of the United Kingdom; (v) the United States Department of Treasury, including any Person that is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC; or (vi) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act (50 U.S.C. §§1701-1707), TWEA, or any other Requirement of Law; (b) any Person located, organized, or resident in, organized or chartered in, operating or conducting business in, or a Governmental Authority or government instrumentality of, any Sanctioned Country; and (c) any Person directly or indirectly 50% or more owned by, otherwise controlled by, or acting for the benefit or on behalf of, a Person described in clause (a) or (b) of this definition.

1.11 The definition of “Tangible Net Worth” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Tangible Net Worth”: an amount equal to (a) the total consolidated equity (or deficit), in accordance with GAAP adjusted for the value of assets and liabilities on a Economic Basis, of Texadian minus (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles to the extent not deducted as reserves and deductible items as set forth above, all as set forth on the most recent balance sheet of Texadian delivered pursuant to Section 7.1 of this Agreement plus (c) the aggregate amount of each Borrower’s Subordinated Indebtedness; provided, however, that the amount added in pursuant to clause (c) hereof may at no time exceed 50% of the total calculated amount of Tangible Net Worth minus (d) all intercompany loans made by and other amounts due by a Borrower to its Affiliates or by any Affiliate to a Borrower and any amounts derived from investments in Affiliates.

1.12 A new definition of “Temporary Maximum Availability Time” is hereby added to Section 1.1 of the Credit Agreement to read in its entirety as follows:

“Temporary Maximum Availability Time”: the time period commencing on the later of Third Amendment Date and the date that the Borrowers receive Subordinated Indebtedness in the amount of $10,000,000 issued by the Parent to the Borrowers and ending on December 30, 2014.

1.13 A new definition of “Third Amendment Date” is hereby added to Section 1.1 of the Credit Agreement to read in its entirety as follows:

“Third Amendment Date”: October 31, 2014

1.14 A new definition of “TWEA” is hereby added to Section 1.1 of the Credit Agreement to read in its entirety as follows:

“TWEA”: has the meaning ascribed to such term in the definition of “Anti-Terrorism and Sanctions Law”.

1.15 Section 2.7(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) On the Closing Date, the Elected Facility Amount shall be $50,000,000. From and after the Closing Date, the Borrowers shall have the right to elect a new Elected Facility Amount of either $30,000,000 or $50,000,000, except during the Temporary Maximum Availability Time when the Elected Facility Amount shall be $85,000,000; provided, however, that (i) no such election may result in the Facility Usage exceeding the proposed Elected Facility Amount, (ii) no such election may result in the Borrowers being in violation of Section 8.1 of this Agreement or in any other Default or Event of Default, and (iii) the Borrowers may not elect a new Elected Facility Amount more than three times in the aggregate and not more than twice during any calendar quarter.”

1.16 A new Section 5.24 is hereby added to the Credit Agreement, to read in its entirety as follows:

“5.24 Anti-Terrorism.

(a) Neither of the Borrowers, nor any of their Subsidiaries or Affiliates, nor any of their respective directors or officers, is a Sanctions Target.

(b) No Borrower will, directly or indirectly, use the proceeds of any Loan or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Person, for the purpose of funding or facilitating any business of or with any Sanctions Target or any Sanctioned Country, nor in any other manner, in each case as will result in a violation of any Anti-Terrorism and Sanctions Law by, or could result in the imposition of sanctions against, any Person (including any Person participating in the transactions contemplated hereby, whether as lender, investor, or advisor or otherwise).

(c) Except as has been disclosed to the Administrative Agent and the Lenders neither of the Borrowers nor any of their Subsidiaries or Affiliates has engaged in any dealings or transactions with or for the benefit of a Sanctions Target, or with or in a Sanctioned Country, in the preceding three years, nor does any Borrower or any of their Subsidiaries or Affiliates have any plans to commence dealings or transactions with Sanctions Targets or Sanctioned Countries.

(d) (i) Neither of the Borrowers nor any of their Subsidiaries or Affiliates has engaged in any activity or conduct that would result in a violation of, or be sanctionable under, any Anti-Terrorism and Sanctions Laws, including the Patriot Act; (ii) to the knowledge of each Borrower, no investigation, claims, charges, violations, settlement, civil or criminal enforcement action, suit or other proceeding by or before any court or governmental agency, authority or body or any arbitrator, involving any Borrower or any of its Subsidiaries or Affiliates, with respect to Anti-Terrorism and Sanctions Laws is currently pending or threatened; and (iii) each Borrower agrees to provide the Administrative Agent and the Lenders with all information reasonably required by Administrative Agent and the Lenders to carry out its obligations under applicable Anti-Terrorism and Sanctions Laws and the Administrative Agent’s and the Lenders’ anti-money laundering policies and procedures.

(e) No Borrower, nor any Subsidiary or Affiliate of a Borrower, or their respective employees, directors, officers and any agent, in each case, acting on such Borrower’s or its Subsidiaries’ or Affiliates’ behalf, have corruptly paid, offered or promised to pay, or authorized payment of any monies or a thing of value, directly or indirectly, to any Person, including without limitation any government official (including employees of government-owned or -controlled entities or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing) or any political party or party official or candidate for political office, for the purpose of obtaining or retaining business, or directing business to any Person, or obtaining any other improper advantage, in each case in violation of the U.S. Foreign Corrupt Practices Act or any other applicable anti-corruption law (collectively, “Anti-Corruption Laws”), and to the knowledge of any Borrower, no investigation, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator, involving any Borrower or any of its Subsidiaries or Affiliates, with respect to Anti-Corruption Laws, is currently pending or threatened.

1.17 Section 8.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Minimum Net Working Capital. Permit Texadian’s consolidated Net Working Capital (as calculated on an Economic Basis) at any time (i) to be less than $10,000,000 if, as of such date of determination, the Elected Facility Amount is equal to $30,000,000, (ii) to be less than $15,000,000 if, as of such date of determination, the Elected Facility Amount is equal to $50,000,000 and (iii) to be less than $25,000,000 during the Temporary Maximum Availability Time.”

1.18 Section 8.1(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Minimum Tangible Net Worth. Permit Texadian’s consolidated Tangible Net Worth (as calculated on an Economic Basis) at any time to be less than $15,000,000, except during the Temporary Maximum Availability Time, in which case the Tangible Net Worth shall not be less than $25,000,000.”

1.19 A new Section 7.15 is hereby added to the Credit Agreement, to read in its entirety as follows:

“7.15 Anti-Terrorism and Sanctions Laws Covenants. Each Borrower will cause each of its Subsidiaries and Affiliates to (i) maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, any Person that is an Affiliate or Subsidiary of such Borrower, and, to the extent commercially reasonable, its agents with Anti-Corruption Laws and applicable Anti-Terrorism and Sanctions Laws and (ii) ensure at all times the truth and accuracy of the representations and warranties, and adherence to, the covenants, set forth in clauses (a) through (e) of Section 5.24 of this Agreement.”

1.20 A new Section 8.21 is hereby added to the Credit Agreement, to read in its entirety as follows:

“8.21 Compliance with Anti-Terrorism and Sanctions Laws. No Borrower shall, and shall not suffer or permit any of its Subsidiaries to:

(a) (i) Violate any Anti-Terrorism and Sanctions Law, or (ii) engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the United States Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering;

(b) Become a Sanctions Target;

(c) (i) Conduct any business or engage in making or receiving any contribution of goods, services or money to or for the benefit of any Sanctions Target, (ii) deal in, or otherwise engage in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism and Sanctions Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempt to violate, any of the prohibitions set forth in any Anti-Terrorism and Sanctions Law; or

(d) Directly or indirectly use, lend, make payments of, contribute or otherwise make available, all or any part of any proceeds of any Loan, or request the issuance of any Letter of Credit, to fund or facilitate trade, business or other activities, (i) involving, or for the benefit of, any Sanctions Target, or (ii) in any other manner that could be reasonably likely to result in any Borrower or any Subsidiary of any Borrower to violate any Anti-Terrorism and Sanctions Law or to become a Sanctions Target.”

1.21 Schedule C (Uncommitted Participation Amounts) to the Credit Agreement is hereby amended and restated in its entirety as Schedule C (Uncommitted Participation Amounts) attached hereto and incorporated herein.

1.22 Schedule 3.1 (Issuing Limits) to the Credit Agreement is hereby amended and restated in its entirety as Schedule 3.1 (Issuing Limits) attached hereto and incorporated herein.

1.23 Exhibit D (Form of Compliance Certificate) to the Credit Agreement is hereby amended and restated in its entirety as Exhibit D (Form of Compliance Certificate) attached hereto and incorporated herein.

Section 2. Representations and Warranties of the Borrowers.

The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that:

2.1 After giving effect to the amendments to the Credit Agreement set forth in Section 1 of this Amendment and on the date hereof (i) each of the representations and warranties set forth in Section 5 of the Credit Agreement or in any other Loan Document is true and correct in all material respects as if made on the date hereof (except with respect to representations or warranties that specifically relate to an earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date), and (ii) there exists no Default or Event of Default under the Credit Agreement after giving effect to this Amendment.

2.2 Since the date of the last borrowing or Letter of Credit issuance under the Credit Agreement, there has been no development or event which has had or could have a Material Adverse Effect.

2.3 Each Borrower has full corporate power and authority to execute and deliver this Amendment and to perform the obligations on its part to be performed thereunder and under the Credit Agreement as amended hereby.

Section 3. Conditions Precedent to Amendments.

The effectiveness of the amendments contained in Section 1 of this Amendment and the consent contained in Section 4.1 of this Amendment is subject to the satisfaction, in form and substance satisfactory to the Administrative Agent, of each of the following conditions precedent:

3.1 The Borrowers, the Lenders, and the Administrative Agent shall have each duly executed and delivered to the Administrative Agent this Amendment.

3.2 The Borrowers shall have paid to the Administrative Agent, for the ratable benefit of the Administrative Agent or any Lenders to whom such fees are owed, all fees due and owing under the Credit Agreement, this Amendment, or under any applicable fee letter, if any.

3.3 The Borrowers shall have executed and delivered to the Administrative Agent Notes, made in favor of each Lender increasing its Uncommitted Participation Amount pursuant to this Amendment as a result of the commencement of the Temporary Maximum Availability Time, in the amount of such Lender’s temporary Uncommitted Participation Amount.

3.4 No Default or Event of Default has occurred and is continuing as of the date hereof or as of the date that each of the other conditions in this Section 3 is satisfied.

3.5 Each of the other conditions precedent to an increase in Maximum Availability contained in Section 6.3 of the Credit Agreement shall have been satisfied or waived. The Administrative Agent and the Lenders party hereto hereby confirm that the representations and warranties of the Borrowers contained in Section 2 of this Amendment shall satisfy the condition precedent set forth in Section 6.3(d) of the Credit Agreement.

3.6 The Administrative Agent and the Lenders shall have received such approvals, opinions or documents as each may reasonably request, the Borrowers shall have taken all such other actions as the Administrative Agent may reasonably request, and all legal matters incident to the foregoing shall be satisfactory to the Administrative Agent and the Lenders.

Section 4. Reference to and Effect Upon the Credit Agreement and other Loan Documents.

4.1 Approval of Subordinated Indebtedness. In accordance with the terms of the Credit Agreement, the Agent and Lenders hereby approve the incurrence of Subordinated Indebtedness in the amount of $10,000,000 to be issued by the Parent to the Borrowers, provided, however, that upon the incurrence of such Subordinated Indebtedness, the Parent shall execute and deliver a subordination agreement in form and substance satisfactory to the Administrative Agent.

4.2 Except as specifically amended in Section 1 of this Amendment and consented to in Section 4.1 above, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect and each is hereby ratified and confirmed.

4.3 The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to or waiver of any compliance with any term or condition or to waive, amend or modify any term or condition of the Credit Agreement or any other Loan Document, except upon the effectiveness of this Amendment, as specifically amended in Section 1 of this Amendment, (ii) impair, restrict, limit, or otherwise prejudice any right, power, privilege, or remedy that the Administrative Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement or any other Loan Document, at law, or in equity, or (iii) constitute any course of dealing or other basis for altering any obligation of the Borrowers or any right, power, privilege, or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents. This Amendment embodies the entire agreement and understanding among the Borrowers, the Lenders, and the Administrative Agent in respect of the amendment of the terms and conditions of the Credit Agreement. Except as expressly stated herein, the Administrative Agent and the Lenders hereby reserve all rights, powers, privileges and remedies under the Credit Agreement and all other Loan Documents, at law, and in equity.

4.4 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

4.5 This Amendment constitutes a Loan Document (as defined in the Credit Agreement) and any breach of any representation or warranty made herein or covenant or agreement contained herein will constitute an Event of Default under the Credit Agreement.

Section 5. Miscellaneous.

5.1 Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. It is not necessary that any counterpart be signed by all of the parties hereto. A facsimile copy of this Amendment and the signatures thereon shall be considered for all purposes as originals.

5.2 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK.

5.3 Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

5.4 Modification and Waiver. No waiver or modification of this Amendment shall be effective unless the same shall be in writing and signed by all parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

TEXADIAN ENERGY, INC., as a Borrower

By:	/s/ Geoffrey Beal
Name:	Geoffrey Beal
Title:	Vice President, Finance and Treasury

TEXADIAN ENERGY CANADA LIMITED, as a Borrower

By:	/s/ Geoffrey Beal
Name:	Geoffrey Beal
Title:	Vice President and Treasurer

BNP PARIBAS, as Administrative Agent, Lender and Issuing Bank

By:	/s/ Christine Dirringer
Name:	Christine Dirringer
Title:	Managing Director

By:	/s/ Keith Cox
Name:	Keith Cox
Title:	Managing Director

[signature page to Amendment No. 3 to Credit Agreement]

Schedule C

Uncommitted Participation Amounts

UNCOMMITTED PARTICIPATION AMOUNTS IN EFFECT DURING THE TEMPORARY MAXIMUM AVAILABILITY TIME:

Name of Lender	Uncommitted Participation Amount
BNP Paribas	$85,000,000

TOTAL:	$85,000,000

UNCOMMITTED PARTICIPATION AMOUNTS IN EFFECT IN EFFECT AT ALL TIMES EXCEPT THE TEMPORARY MAXIMUM AVAILABILITY TIME:

Name of Lender	Uncommitted Participation Amount
BNP Paribas	$50,000,000

TOTAL:	$50,000,000

Schedule 3.1

Issuing Limits

ISSUING LIMITS IN EFFECT DURING THE TEMPORARY MAXIMUM AVAILABILITY TIME:

Name of Issuing Bank	Issuing Limit
BNP Paribas	$85,000,000

ISSUING LIMITS IN EFFECT IN EFFECT AT ALL TIMES EXCEPT THE TEMPORARY MAXIMUM AVAILABILITY TIME:

Issuing Bank	Issuing Limit
BNP Paribas	$50,000,000

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

BNP Paribas, as Administrative Agent and a Lender

787 Seventh Avenue

New York, NY 10019

Attention: Christine Dirringer

Telephone: (917) 472-4919

Facsimile: (212) 471-6862

Each other Lender listed on Schedule 11.2 of the Credit Agreement (defined below)

Re:             Reporting Date

Reference is made to the Uncommitted Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of June 12, 2013, by and among Texadian Energy, Inc.(“Texadian”), Texadian Energy Canada Limited (“Texadian Canada”, and together with Texadian, the “Borrowers”, and each a “Borrower”), the lenders that from time to time are parties thereto (the “Lenders”), and BNP Paribas, as Administrative Agent and Collateral Agent for the Lenders and Issuing Banks (in such capacity, the “Administrative Agent”), and the Issuing Banks. Terms defined in the Credit Agreement and used but not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to Section [6.1(d)] [7.1(a)] [7.1(b)] [7.1(c)] of the Credit Agreement, and in accordance with the requirements set forth therein, the Borrowers are furnishing to you herewith (or has most recently furnished to you) the financial statements of [Texadian and its Subsidiaries] [Parent and its Subsidiaries] for the fiscal period ended as of the reporting date shown above (the “Reporting Date”). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the financial position of [Texadian and its Subsidiaries] [Parent and its Subsidiaries] covered thereby at the date thereof and the results of their operations for the period covered thereby, subject in the case of interim statements only to normal year-end audit adjustments and the addition of footnotes.

[The undersigned Responsible Officer of Texadian, for itself and as borrowing agent and attorney-in-fact for the other Borrowers, has caused the provisions of the Credit Agreement to be reviewed and certifies to the Administrative Agent that: (a) all representations and warranties in Section 5 of the Credit Agreement are true and correct as of the Reporting Date, (b) the undersigned has no knowledge of any Default or Event of Default that has occurred and is continuing under the Credit Agreement, except as set forth on Schedule 1 attached hereto, (c) each Borrower has at all times remained in compliance with the financial covenants contained in the Credit Agreement, consistent with past practice, (d) attached hereto as Schedule 2 are the computations necessary to determine that each Borrower and its respective Subsidiaries are in compliance with Sections 8.1(a)-(c) and 8.8 of the Credit Agreement as of the Reporting Date referenced above, and (e) no event has occurred since the date of the most recent financial statements upon which such covenant compliance was calculated that would cause any Borrower and its respective Subsidiaries to no longer be in compliance with said Sections 8.1(a)-(c) and 8.8.

The statements made herein (and in the Schedules attached hereto) shall be deemed to be representations and warranties made in a Loan Document for the purposes of Section 9(b) of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned Responsible Officer of Texadian has set his hand this                     , 201    .

TEXADIAN ENERGY, INC., for itself as borrowing agent and attorney-in-fact for the other Borrowers

By:
Name:
Title:

Schedule 1 to Compliance Certificate

TEXADIAN ENERGY, INC.

TEXADIAN ENERGY CANADA LIMITED

and their respective Subsidiaries

Events of Default

Schedule 2 to Compliance Certificate

TEXADIAN ENERGY, INC.

TEXADIAN ENERGY CANADA LIMITED

and their respective Subsidiaries

COMPLIANCE CERTIFICATE CALCULATIONS

1. Minimum Net Working Capital (Section 8.1(a)):

As of the Reporting Date:

(a)	The Elected Facility Amount is: $______________

(b)	The applicable minimum Net Working Capital requirement set forth in Section 8.1(a) is: $______________

(Net Working Capital shall not be less than (i) $10,000,000 if, as of such date of determination, the Elected Facility Amount is equal to $30,000,000, (ii) $15,000,000 if, as of such date of determination, the Elected Facility Amount is equal to $50,000,000 and (iii) $25,000,000 during the Temporary Maximum Availability Time.)

(c)	Texadian and its Subsidiaries’ Net Working Capital is: $_____________

(d)	Texadian and its Subsidiaries [are/are not] in compliance with the applicable minimum Net Working Capital requirement set forth in Section 8.1(a) of the Credit Agreement.

Please	provide calculations below or on an attached sheet.

2. Minimum Tangible Net Worth (Section 8.1(b)):

As of the Reporting Date:

(a)	The Elected Facility Amount is: $______________

(b)	The applicable minimum Tangible Net Worth requirement set forth in Section 8.1(b) is: $______________

(Tangible Net Worth shall not be less than $15,000,000, except during the Temporary Maximum Availability Time, in which case Tangible Net Worth shall not be less than $25,000,000.)

(c)	Texadian and its Subsidiaries’ Tangible Net Worth is: $_____________

(d)	Texadian and its Subsidiaries [are/are not] in compliance with the applicable minimum Tangible Net Worth requirement set forth in Section 8.1(b) of the Credit Agreement.

Please provide calculations below or on an attached sheet.

3. Maximum Leverage Ratio (Section 8.1(c)):

As of the Reporting Date:

(a)	The consolidated Leverage Ratio is _____________________

[ratio must not be greater than 5.00 to 1.00]

(b)	Texadian [is/is not] in compliance with the maximum Leverage Ratio requirement set forth in Section 8.1(c) of the Credit Agreement.

Please provide calculations below or on an attached sheet.

4. Capital Expenditures (Section 8.8):

As of the Reporting Date:

(a)	The aggregate amount of expenditures the Borrowers have made or committed to make in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) in the current calendar year is: $_____________________

[must not be greater than an aggregate amount equal to $1,000,000, plus the proceeds of any equity issuances by Texadian or capital contributions to Texadian]

(b)	The Borrowers [are/are not] in compliance with the limitation on capital expenditures requirement set forth in Section 8.8 of the Credit Agreement.